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                                                                    EXHIBIT 99.1
                PROXY SOLICITED BY INTERSTATE/JOHNSON LANE, INC.

     The undersigned, a holder of record of shares of common stock, par value $.20 per share ("IJL Common Stock"), of Interstate/Johnson Lane, Inc., a Delaware corporation ("IJL"), hereby appoints James H. Morgan, Edward C. Ruff and Michael D. Hearn, and each of them, with full power of substitution, to attend the Special Meeting of IJL shareholders at 10:30 a.m., on January 26, 1999, at the Radisson Plaza Hotel, 101 South Tryon Street, Charlotte, North Carolina (and any adjournments, postponements, continuations or reschedulings thereof), and to vote as specified in this proxy all the shares of IJL Common Stock which the undersigned would otherwise be entitled to vote if personally present. The undersigned hereby revokes any previous proxies with respect to the matters covered in this proxy.

     IF RETURNED CARDS ARE SIGNED BUT NOT MARKED, THE UNDERSIGNED WILL BE DEEMED TO HAVE VOTED FOR THE PROPOSAL AND AS DETERMINED BY A MAJORITY OF THE IJL BOARD AS TO ANY OTHER MATTER.

     THE BOARD OF DIRECTORS OF IJL UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL SET FORTH BELOW.

1. Approval of the Agreement and Plan of Merger, dated as of October 27, 1998, and the related Plan of Merger, between IJL and Wachovia Corporation ("Wachovia"), pursuant to which IJL will merge with and into Wachovia.
   FOR [ ]     AGAINST [ ]     ABSTAIN [ ]

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments, postponements, continuations or reschedulings hereof.

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Please sign your name exactly as it appears hereon. When shares of IJL
Common Stock are held of record by joint tenants, only one need sign. When signing as an attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.


                                          Dated:______________, 1999

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                                          Signature (Title, if any)

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                                          Signature (Title, if any)